Exhibit 99.1

FOR IMMEDIATE RELEASE

COURTSIDE ACQUISITION CORP. RESCHEDULES SPECIAL MEETING OF STOCKHOLDERS TO THURSDAY, JUNE 28, 2007

New York, NY – June 25, 2007 – Courtside Acquisition Corp. (AMEX: CRB; CRB.U; CRB.WS) (“Courtside”), a public company formed to effect a merger, capital stock exchange, asset purchase or other similar business combination with an operating business, announced that its special meeting in lieu of annual meeting of stockholders originally scheduled for June 26, 2007 at 10:00 a.m. Eastern Time, will be postponed until 2:00 p.m. on Thursday, June 28, 2007 as Courtside continues to seek proxies.  The meeting will take place at its original location, at the offices of Graubard Miller, Courtside’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

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Contacts

Courtside Acquisition Corp.

Richard D. Goldstein

Chairman of the Board and Chief Executive Officer

Gregg H. Mayer

Vice President, Controller and Secretary

212-641-5000